STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

June 15, 2007

Job Number	**Corporation Number**	
C20070615-0598	C10324-2004	
Filing Description	**Document Filing Number**	**Date/Time of Filing**
Amended & Restated Articles	20070412558-24	June 15, 2007 09:48:32 AM

Corporation Name	**Resident Agent**
CROMWELL URANIUM CORP.	EMPIRE STOCK TRANSFER INC.

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

ROSS MILLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate to Accompany Restated Articles

(PURSUANT TO NRS)

Filed in the office of	Document Number 20070412558-24
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/15/2007 9:48 AM
	Entity Number C10324-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles of Incorporation
(Pursuant to NRS 78.403, 82.371, 86.221, 88.355 or 88A.250)
(This form is also to be used to accompany Restated Articles for Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

[illegible] Resources, Inc.

2. The articles are being ☐ Restated or ☒ Amended and Restated (check only one). Please entitle your attached articles "Restated" or "Amended and Restated," accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐ No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on [illegible]. The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒ The entity name has been amended.

☐ The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☐ Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

* This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

**AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CROMWELL URANIUM CORP.**

(Pursuant to Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes)

I, the undersigned President of Cromwell Uranium Corp., do hereby certify that:

1. The Articles of Incorporation of Cromwell Uranium Corp., are hereby amended and restated in their entirety, effective as of the date of filing hereof with the Secretary of State of the State of Nevada, as follows:

FIRST: The name of the corporation is Cromwell Uranium Corp.

SECOND. The registered office of the corporation in the State of Nevada is located at 4145 Hackamore Drive, Reno, Nevada, 89509. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH:

1. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is three hundred and ten million (310,000,000) shares. Three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting

such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be three (3) in number.

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The Resident Agent for this corporation shall be Leah Finke. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 4145 Hackamore Drive, Reno, Nevada, 89509.

EIGHTH. The corporation is to have perpetual existence.

NINTH. The Board of Directors shall adopt the initial By-Laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-Laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-Laws.

TENTH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modifications.

ELEVENTH.

1. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Sections 78.385, 78.390 and 78.403 of the Nevada *Revised Statutes*. The total number of outstanding shares of Common Stock of the Corporation is 10,780,000, of which 7,000,000 have voted in favor of the Amended and Restated Articles of Incorporation, and no shares of Preferred Stock of the Corporation are currently outstanding. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required under the law and the Articles of Incorporation in effect at the time of this filing was more than 50% of the outstanding Common Stock.

IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating the Articles of Incorporation of Cromwell Uranium Corp., hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.

By: /s/ David Rector
David Rector
President

Dated: June 15, 2007